FOR IMMEDIATE RELEASE

LADENBURG THALMANN REPORTS
THIRD QUARTER 2015 FINANCIAL RESULTS

Highlights:

•	Third quarter 2015 revenues of $282.2 million, up 26% year-over-year

•	Third quarter 2015 EBITDA, as adjusted, of $8.4 million

•	Client assets of approximately $123 billion at September 30, 2015, up 33% year-over-year

•	Trailing twelve month recurring revenue was 74% in independent brokerage and advisory services business

•	Shareholders’ equity of $385 million at September 30, 2015

MIAMI, FL, November 6, 2015 -- Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) today announced financial results for the three and nine months ended September 30, 2015.
Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg’s independent brokerage and advisory services business continued to grow in the third quarter, with revenue up nearly 30% compared to the year-ago period driven by the acquisitions of KMS and SSN, successful recruitment of additional advisors and increased advisory assets under management.  We believe we are well positioned to benefit from secular trends driving continued growth in the independent broker-dealer space and, on the investment banking side, from a rebound in capital markets activity.”
Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “We continue to execute on our strategy of adding resources to, and building scale in, our independent broker-dealer business, which now has client assets of approximately $123 billion, and are pleased with the pace of new business development, recruiting and our high level of recurring revenues.  Notwithstanding the impact of lower levels of equity capital offerings for small and mid-cap public companies in the third quarter, we remain confident in our talented investment banking team and our specialized offerings, as well as in Ladenburg’s ability to generate sustainable value for shareholders from  both parts of our business.”
For the Three and Nine Months Ended September 30, 2015
Third quarter 2015 revenues were $282.2 million, a 26% increase from revenues of $223.7 million in the third quarter of 2014, in part due to the acquisitions of Highland Capital Brokerage, Inc. (“Highland”), KMS Financial Services, Inc. (“KMS”) and Securities Service Network, Inc. (“SSN”). For the trailing twelve months ended September 30, 2015, revenues were $1.1 billion. Advisory fee revenue for the three months ended September 30, 2015 increased by 37% to $118.1 million from $86.3 million for the comparable period in 2014, mainly as a result of the KMS and SSN acquisitions and strong new business development.
Net loss attributable to the Company for the third quarter of 2015 was $2.9 million, as compared to net income attributable to the Company of $12.8 million in the third quarter of 2014. Net loss available to common shareholders, after payment of preferred dividends, was $10.2 million or ($0.06) per basic and diluted common share for the third quarter of 2015, as compared to net income available to common shareholders of $8.0 million or $0.04 per basic and diluted common share in the comparable 2014 period. The third quarter 2015 results included approximately $7.0 million of non-cash charges for depreciation, amortization and compensation, $2.2 million of amortization of retention and forgivable loans, $1.3 million of interest expense and $0.2 million of income tax benefit. The third quarter 2014 results included approximately $8.6 million of non-cash charges for depreciation, amortization and compensation, $2.5 million of amortization of retention and forgivable loans, $1.7 million of interest expense and $13.4 million of income tax benefit.
For the nine months ended September 30, 2015, the Company had revenues of $857.8 million, a 31% increase over revenues of $656.3 million for the comparable 2014 period. Net loss attributable to the Company for the nine months ended September 30, 2015 was $8.9 million, as compared to net income attributable to the Company of $20.0 million in the comparable 2014 period. Net loss available to common shareholders, after payment of preferred dividends, was $29.7 million or ($0.16) per basic and diluted common share for the nine months ended September 30, 2015, as compared to net income available to common shareholders, after payment of preferred dividends, of $8.2 million or $0.05 per basic and $0.04 per diluted common share in the comparable 2014 period. The results for the nine months ended September 30, 2015 included approximately $26.0 million of non-cash charges for depreciation, amortization and compensation, $7.8 million of amortization of retention and forgivable loans, $4.0 million of interest expense, $0.3 million of loss on extinguishment of debt and $2.3 million of income tax benefit. The comparable 2014 results included approximately $20.2 million of non-cash charges for depreciation, amortization and compensation, $8.1 million of amortization of retention and forgivable loans, $5.2 million of interest expense, $0.3 million of loss on early extinguishment of debt and $12.0 million of income tax benefit.
Recurring Revenues
For the three and nine months ended September 30, 2015, recurring revenues, which consist of advisory fees, trailing commissions, cash sweep fees and certain other fees, represented approximately 76% and 74%, respectively, of revenues from the Company’s independent brokerage and advisory services business. Recurring revenues for this business were 74% for the trailing twelve months ended September 30, 2015.
EBITDA, as adjusted
EBITDA, as adjusted, for the third quarter of 2015 was $8.4 million, a 37% decrease from $13.3 million in the comparable 2014 period. EBITDA, as adjusted, for the nine months ended September 30, 2015 was $30.7 million, a decrease of 30% from $43.9 million for the prior-year period. For the trailing twelve months ended September 30, 2015, EBITDA, as adjusted, was $48.0 million. Attached hereto as Table 2 is a reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company as reported (see “Non-GAAP Financial Measures” below).
Client Assets
At September 30, 2015, total client assets under administration were approximately $123 billion, an increase of 33% from approximately $93 billion at September 30, 2014. At September 30, 2015, client assets included cash balances of approximately $5.9 billion.
Stock Repurchases
During the quarter ended September 30, 2015, Ladenburg repurchased 2,586,427 shares of its common stock at a cost of approximately $6.4 million, representing an average price per share of $2.47. During the period from January 1, 2015 through September 30, 2015, Ladenburg repurchased 4,066,669 shares of its common stock at a cost of approximately $11.8 million, representing an average price per share of $2.91. Since the inception of its stock repurchase program in March 2007, Ladenburg has repurchased 18,162,821 shares at a total cost of approximately $35.2 million, including purchases of 7,500,000 shares outside its stock repurchase program. Ladenburg has the authority to repurchase an additional 6,837,179 shares under its current repurchase plan.
Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for acquisition-related expense, amortization of retention and forgivable loans, change in fair value of contingent consideration related to acquisitions, loss on extinguishment of debt, non-cash compensation expense, financial advisor recruiting expense and other expense, which includes loss on write-off of receivable from subtenant, excise and franchise tax expense and compensation expense that may be paid in stock, is a key metric the Company uses in evaluating its financial performance. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention and forgivable loans and financial advisor recruiting expenses, or do not involve a cash outlay, such as stock-related compensation, which is expected to remain a key element in our long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, (loss) income before income taxes, net (loss) income and cash flows provided by (used in) operating activities.
About Ladenburg
Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent broker-dealer firms Securities America, Inc., Triad Advisors, Inc., Securities Service Network, Inc., Investacorp, Inc. and KMS Financial Services, Inc., as well as Premier Trust, Inc., Ladenburg Thalmann Asset Management Inc., Highland Capital Brokerage, Inc., a leading independent life insurance brokerage company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

Contact:    Paul Caminiti/Emily Deissler
Sard Verbinnen & Co
212-687-8080
# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of our independent brokerage and advisory business, growth of our investment banking business and future levels of recurring revenue. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, including the Department of Labor’s proposed rule and exemptions pertaining to the fiduciary status of investment advice providers to 401(k) plan, plan sponsors, plan participants and the holders of individual retirement or health savings accounts, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Tables Follow]

TABLE 1
LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2015	2014	Change	2015	2014	Change
Revenues:
Commissions	$136,919	$109,575	25.0%	$419,664	$316,520	32.6%
Advisory fees	118,050	86,333	36.7%	347,984	245,265	41.9%
Investment banking	7,318	10,916	(33.0)%	25,132	38,306	(34.4)%
Principal transactions	(250)	433	(157.7)%	757	1,699	(55.4)%
Interest and dividends	1,076	1,760	(38.9)%	2,423	5,132	(52.8)%
Service fees and other income	19,101	14,715	29.8%	61,825	49,381	25.2%
Total revenues	282,214	223,732	26.1%	857,785	656,303	30.7%
Expenses:
Commissions and fees	214,659	163,393	31.4%	647,034	477,133	35.6%
Compensation and benefits	35,911	28,410	26.4%	107,710	81,391	32.3%
Non-cash compensation	242	3,679	(93.4)%	5,926	7,689	(22.9)%
Brokerage, communication and clearance fees	5,170	4,349	18.9%	15,706	13,003	20.8%
Rent and occupancy, net of sublease revenue	2,412	1,905	26.6%	7,374	4,955	48.8%
Professional services	3,628	3,127	16.0%	10,472	8,091	29.4%
Interest	1,255	1,701	(26.2)%	3,970	5,193	(23.6)%
Depreciation and amortization	6,798	4,902	38.7%	20,080	12,527	60.3%
Acquisition-related expense	139	850	(83.6)%	257	1,308	(80.4)%
Loss on extinguishment of debt	—	—	N/A	252	314	(19.7)%
Amortization of retention and forgivable loans	2,223	2,471	(10.0)%	7,831	8,144	(3.8)%
Other	12,926	9,516	35.8%	42,478	28,591	48.6%
Total expenses	285,363	224,303	27.2%	869,090	648,339	34.0%
(Loss) income before item shown below	(3,149)	(571)	451.5%	(11,305)	7,964	(242.0)%
Change in fair value of contingent consideration	—	—	N/A	31	12	158.3%
(Loss) income before income taxes	(3,149)	(571)	451.5%	(11,274)	7,976	(241.3)%
Income tax benefit	(212)	(13,354)	(98.4)%	(2,288)	(11,994)	(80.9)%
Net (loss) income	(2,937)	12,783	(123.0)%	(8,986)	19,970	(145.0)%
Less: Net loss attributable to noncontrolling interest	(11)	(20)	(45.0)%	(39)	(62)	(37.1)%
Net (loss) income attributable to the Company	(2,926)	12,803	(122.9)%	(8,947)	20,032	(144.7)%
Dividend declared on preferred stock	(7,289)	(4,848)	50.4%	(20,773)	(11,783)	76.3%
Net (loss) income available to common shareholders	$(10,215)	$7,955	(228.4)%	$(29,720)	$8,249	(460.3)%

Net (loss) income per common share available to common shareholders (basic)	$(0.06)	$0.04	(250.0)%	$(0.16)	$0.05	(420.0)%
Net (loss) income per common share available to common shareholders (diluted)	$(0.06)	$0.04	(250.0)%	$(0.16)	$0.04	(500.0)%

Weighted average common shares used in computation of per share data:
Basic	183,519,768	182,988,516	0.3%	184,415,040	182,082,141	1.3%
Diluted	183,519,768	210,535,372	(12.8)%	184,415,040	205,243,355	(10.1)%

TABLE 2
LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company as reported.

	Three Months Ended			Nine Months Ended			Trailing Twelve Months Ended
	September 30,			September 30,			September 30,
(Unaudited; dollars in thousands)	2015	2014	% Change	2015	2014	% Change	2015
Total revenues	$282,214	$223,732	26.1%	$857,785	$656,303	30.7%	$1,122,735
Total expenses	285,363	224,303	27.2%	869,090	648,339	34.0%	1,132,010
(Loss) income before income taxes	(3,149)	(571)	451.5%	(11,274)	7,976	(241.3)%	(9,244)
Net (loss) income attributable to the Company	(2,926)	12,803	(122.9)%	(8,947)	20,032	(144.7)%	4,454

Reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company:

EBITDA, as adjusted (1)	$8,360	$13,347	(37.4)%	$30,678	$43,895	(30.1)%	$47,961
Add:
Interest income	69	59	16.9%	178	195	(8.7)%	228
Change in fair value of contingent consideration	—	—	—	31	12	158.3%	31
Less:
Loss on extinguishment of debt	—	—	—	(252)	(314)	(19.7)%	(486)
Interest expense	(1,255)	(1,701)	(26.2)%	(3,970)	(5,193)	(23.6)%	(5,767)
Income tax benefit	212	13,354	(98.4)%	2,288	11,994	(80.9)%	13,640
Depreciation and amortization	(6,798)	(4,902)	38.7%	(20,080)	(12,527)	60.3%	(25,950)
Non-cash compensation expense	(242)	(3,679)	(93.4)%	(5,926)	(7,689)	(22.9)%	(8,778)
Acquisition-related expense	(139)	(850)	(83.6)%	(257)	(1,308)	(80.4)%	(1,291)
Amortization of retention and forgivable loans	(2,223)	(2,471)	(10.0)%	(7,831)	(8,144)	(3.8)%	(10,728)
Financial advisor recruiting expense	(764)	(354)	115.8%	(1,670)	(889)	87.9%	(2,270)
Other (2)	(146)	—	*	(2,136)	—	*	(2,136)
Net (loss) income attributable to the Company	$(2,926)	$12,803	(122.9)%	$(8,947)	$20,032	(144.7)%	$4,454

* Not Meaningful

(1)
Includes increases of $1,287 and $3,925 for the three and nine months ended September 30, 2014, respectively, related to amortization of forgivable loans and financial advisor recruiting expenses to conform to the 2015 presentation.

(2)
Includes loss on write-off of receivable from subtenant of $855 for the nine months ended September 30, 2015, rent expense due to default by subtenant of $468 for nine months ended September 30, 2015, and excise and franchise tax expense of $263 for the nine months ended September 30, 2015.